UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2011

CRESCENT FINANCIAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32951	45-2915089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1005 High House Road

Cary, North Carolina 27513

(Address of principal executive offices)

(919) 460-7770

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 28, 2011, Crescent Financial Bancshares, Inc. (the “Company”) notified the NASDAQ Stock Market that it has not held an annual stockholders meeting during 2011 as required under NASDAQ Listing Rules 5620(a) and 5620(b).

On February 23, 2011, the Company entered into an investment agreement with Piedmont Community Bank Holdings, Inc. (“Piedmont”) pursuant to which Piedmont agreed to make a significant investment in the Company and thereby become the majority stockholder of the Company, and Piedmont additionally agreed to conduct a tender offer for additional shares of the Company’s common stock. The Company called and held a special meeting of its stockholders on June 7, 2011, at which the stockholders voted to approve the terms of investment agreement and the related transactions, including the composition of the Company’s Board of Directors following the completion of the transaction.

The first of the contemplated transactions closed on November 18, 2011, at which time Piedmont became the majority stockholder of the Company and the Board of Directors of the Company was reconstituted as agreed by Piedmont and as approved by the Company’s stockholders. The tender offer expired on December 21, 2011. The 2011 annual stockholders meeting was not called during 2011 due to the pendency of these transactions with Piedmont and in light of the special meeting having been called and held in June 2011.

The Company plans to hold its 2011 annual stockholders meeting in conjunction with the 2012 annual stockholders meeting in May 2012.

A copy of the Company’s letter to NASDAQ is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Letter to the NASDAQ Stock Market, dated December 28, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2011	CRESCENT FINANCIAL BANCSHARES, INC.

	By:	/s/ Scott Custer
	Name:	Scott Custer
	Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Letter to the NASDAQ Stock Market, dated December 28, 2011.

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